UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2026, SoundHound AI, Inc. (the “Company”) announced that Nitesh Sharan will resign as Chief Financial Officer, effective April 3, 2026 (the “Transition Date”), to assume a leadership role at a company in the quantum computing space. Mr. Sharan’s resignation is for personal reasons and did not arise from any disagreement on any matter relating to the operations, policies, financial results or accounting practices of the Company. Mr. Sharan will serve as an advisor to the Company to support the transition.

The Company has appointed James Hom, age 42, to serve as the Company’s Interim Chief Financial Officer, effective as of the Transition Date, and he will hold the position of Interim Chief Financial Officer until his successor is chosen and qualified. He previously served as Chief Financial Officer of SoundHound Inc. (“SoundHound”) from its founding in 2005. Mr. Hom is currently a member of the board of directors of the Company and Chief Product Officer. He is one of the co-founders of SoundHound and has served as an executive officer and member of SoundHound’s board since 2006. Mr. Hom is a graduate of Stanford University.

The Company has initiated a process to identify the Company’s next permanent Chief Financial Officer with the assistance of an executive search firm.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 18, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2026

SoundHound AI, Inc.

/s/ Keyvan Mohajer
Name:	Keyvan Mohajer
Title:	Chief Executive Officer

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